As filed with the Securities and Exchange Commission on January 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baldor Electric Company

(Exact Name of Registrant as Specified in Its Charter)

Missouri	43-0168840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5711 R. S. Boreham, Jr. St

Fort Smith, Arkansas 72901

(479) 646-4711

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald E. Tucker

President and Chief Financial Officer

Baldor Electric Company

5711 R. S. Boreham, Jr. St.

Fort Smith, Arkansas 72901

Tel.: (479) 646-4711

Fax: (479) 648-5701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Robert A. LaRose

Thomas E. Proost

Thompson Coburn LLP

One US Bank Plaza

St. Louis, MO 63001

Tel.: (314) 552-6000

Fax.: (314) 552-7000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price/Amount of Registration Fee(1)
Debt Securities
Guarantees of the Debt Securities(2)
Preferred Stock
Common Stock, par value $0.10 per share
Common Stock Purchase Rights(3)

(1)	Pursuant to Form S-3 General Instruction II(E) information is not required to be included. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance. The proposed maximum initial offering prices per security will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered under this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all the registration fee. Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.
(2)	Guarantees of the debt securities may be issued by subsidiaries of Baldor Electric Company that are listed under the caption “Table of Additional Registrants.”
(3)	The common stock purchase rights initially trade together with the common stock. The value attributed to the common stock purchase rights, if any, is reflected in the offering price of the common stock.

TABLE OF ADDITIONAL REGISTRANTS

Name of Subsidiary	Jurisdiction of Formation	I.R.S. Employer Identification Number
Baldor Sub 1, Inc.	DE	20-8147863
Baldor Sub 2, Inc.	DE	20-8147753
Baldor Sub 3, Inc.	DE	20-8148015

Baldor Electric Company

Debt Securities

Preferred Stock

Common Stock

Baldor Electric Company from time to time, may offer to sell senior debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “BEZ.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 8, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Baldor Electric Company, a Missouri corporation, which is also referred to as “Baldor,” “the Company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, Baldor may offer and sell from time to time, any of the following securities, in one or more series:

•	debt securities,

•	preferred stock and

•	common stock.

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on Baldor.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

In this prospectus, unless the context otherwise requires:

•	the term “Acquired Business” refers to the Reliance Electric industrial motors and the Dodge mechanical power transmission businesses to be purchased by Baldor from Rockwell Automation, Inc. pursuant to the Purchase Agreement, dated as of November 6, 2006, among Rockwell Automation, Inc. (“Rockwell Automation”), certain of its subsidiaries and Baldor (the “Acquisition Agreement”);

•	the term “Acquisition” refers to the purchase by Baldor of the Acquired Business from Rockwell Automation; and

•	the term “Power Systems” refers to the Power Systems Group of Rockwell Automation, which is comprised of (i) the Acquired Business and (ii) the Reliance Electric and Reliance branded drives business, which will not be purchased by Baldor in the Acquisition.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which our common stock is listed.

This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any accompanying prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” into this prospectus of the information filed by us with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of any such filing that is furnished under the applicable SEC rules, are incorporated by reference herein:

1. Our annual report on Form 10-K for the year ended December 31, 2005 (filed on March 10, 2006).

2. Our quarterly reports on Form 10-Q for the quarters ended April 1, 2006 (filed on May 11, 2006), July 1, 2006 (filed on August 8, 2006) and September 30, 2006 (filed on November 9, 2006).

3. Our current reports on Form 8-K filed on August 11, 2006, November 2, 2006, November 9, 2006, January 5, 2007 and January 8, 2007.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Baldor Electric Company

P.O. Box 2400

Fort Smith, Arkansas 72902

(479) 646-4711

Attention: Investor Relations

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contains statements that are forward-looking. The forward-looking statements contained in these documents (generally identified by words or phrases indicating a projection or future expectation such as “optimistic,” “will,” “continue,” “expect,” “believe,” “should,” “assumption,” “may,” “estimate,” “judgment,” “anticipate,” or any grammatical forms of these words or other similar words) are based on our current expectations and are subject to risks and uncertainties. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors. The factors that might cause such differences include, among others, the following:

•	our ability to consummate the recently announced acquisition of substantially all of Rockwell Automation’s Power Systems business on a timely basis;

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•	our ability to integrate the acquired business within the expected timeframes and to achieve the revenue, cost savings, and earnings levels from the acquisition at or above the levels projected;

•	fluctuations in the costs of select raw materials;

•	changes in economic conditions within the United States;

•	economic and political changes in foreign markets in which we envision continued and future growth;

•	our ability to anticipate and respond timely to changing customer demands;

•	developments or new initiatives by our competitors in the markets in which we compete;

•	our reliance on, and increased competition from, independent distributors;

•	potential exposure to product liability claims and other legal proceedings;

•	potential business disruptions due to work stoppages, equipment outages, or information system failures;

•	our leverage, the use of significant amounts of cash to service our indebtedness and preferred stock dividends and the loss of flexibility as a result of the covenants imposed by the instruments governing our indebtedness;

•	our ability to retain qualified personnel;

•	our ability to maintain our rights to intellectual property;

•	the success in increasing sales and maintaining or improving our operating margins; and

•	other factors including those identified in “Risk Factors” in this prospectus and in our filings made from time-to-time with the SEC.

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BALDOR ELECTRIC COMPANY

Baldor is a leading manufacturer of industrial electric motors, drives, and generators, currently supplying over 8,000 customers in more than 160 industries. We sell our products to original equipment manufacturers and distributors serving markets in the United States and throughout the world. We focus on providing customers with value through a combination of quality products and customer service, as well as short lead times and attractive total cost of ownership, which takes into account initial product cost, product life, maintenance costs and energy consumption.

On November 6, 2006, we entered into the Acquisition Agreement with Rockwell Automation and certain of its subsidiaries to acquire the Reliance Electric industrial motors business and Dodge mechanical power transmission business for $1.8 billion, subject to adjustment.

We were incorporated as a Missouri corporation on March 11, 1920. Our common stock is listed on the New York Stock Exchange under the symbol “BEZ”. Our headquarters and principal executive offices are located at 5711 R. S. Boreham, Jr. Street, Fort Smith, Arkansas 72901. Our telephone number is (479) 646-4711.

You can obtain more information regarding our business in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the other reports that we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Form 10-K for the year ended December 31, 2005 and each of our quarterly reports on Form 10-Q for the quarters ended April 1, 2006, July 1, 2006 and September 30, 2006, which are each incorporated by reference into this prospectus, and which each may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

DESCRIPTION OF SECURITIES WE MAY OFFER

DEBT SECURITIES AND GUARANTEES

We may offer debt securities. Our debt securities and any related guarantees will be issued under an indenture. Unless otherwise specified in the applicable prospectus supplement, the trustee under any indenture will be Wells Fargo Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries that do not guarantee our payment obligations under such indebtedness.

We have summarized certain general features of the debt securities from the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the particular debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. Furthermore, since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that contradicts different information below.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

•	whether the securities will be senior debt securities or subordinated debt securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	the subordination provisions that will apply to any debt securities that are subordinated debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	any other material terms of the debt securities and guarantees.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series may be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee provided in the applicable prospectus supplement or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York.

PREFERRED STOCK

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our restated articles of incorporation, as amended, and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a report incorporated by reference into the prospectus. If any terms of the preferred stock described in any prospectus supplement are inconsistent with the general terms summarized below, the terms described in the prospectus supplement will supersede these general terms.

As of the date of this prospectus, we are authorized to issue up to 5,000,000 shares of preferred stock, par value $.10 per share. As of December 15, 2006, no shares of our preferred stock were outstanding. Under our restated articles of incorporation, as amended, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.

Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the restated articles of incorporation. The term “board of directors” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be subsequently issued. Our board of directors, in its discretion, may cause shares of preferred stock to be issued in public or private transactions. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative. Dividends may be paid in shares of common stock or other securities as set forth in the prospectus supplement relating to each series of preferred stock.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on a senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.

Redemption and Sinking Fund

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

COMMON STOCK

The following description is a summary of elements of our capital stock and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our restated articles of incorporation, as amended, and our rights agreement, which are attached as exhibits to the registration statement of which this prospectus supplement forms a part.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, $.10 par value. All of the issued and outstanding shares of our common stock are fully paid and nonassessable. Our common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including our future earnings, capital requirements, general financial condition, general business conditions and other factors.

Except as provided under Missouri law, only the holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 351.407 of the General and Business Corporation Law of Missouri. See “—Statutory Provisions.” Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Our board of directors is divided into three classes, with staggered terms of three years each.

All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Common Share Purchase Rights

We have entered into a rights agreement pursuant to which one common stock purchase right is associated with each outstanding share of our common stock. Each share of our common stock issued by us prior to the expiration of the rights agreement will have attached a right. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of our common stock. Unless the context requires otherwise, all references in this prospectus to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, then each full right, unless held by a person or group that beneficially owns more than 20% our outstanding common stock, will initially entitle the holder to purchase one share of our common stock at a purchase price of $120, subject to adjustment. The rights will become exercisable only at the time of a public announcement that, without our prior consent, a person or group has acquired ownership of 20% or more of our outstanding common stock, or ten days after a person or group has made a tender or exchange offer, or announced an intention to make a tender or exchange offer, which would result in that person or group owning 20% or more of our outstanding common stock.

Under some circumstances, including the existence of a 20% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 20% or more of our common stock, then each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price.

The rights may be redeemed at a price of $0.05 at any time until a party acquires 20% or more of our common stock and, after that time, under certain circumstances. The rights expire on May 25, 2008, subject to extension. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

The rights will not be triggered if a person becomes a beneficial owner of 20% or more of our outstanding common stock if that person represents to us that the person did not intend to own 20% or more of our outstanding common stock, that the person intends within five business days to sell enough of our common stock to own less than 20% and the person does in fact sell those shares to an unaffiliated party.

Certain Anti-Takeover Provisions

Under our articles of incorporation, our board of directors is divided into three classes of directors serving staggered terms of three years each. Each class is to be as nearly equal in number as possible, with one class being elected each year. Our articles of incorporation also provide that:

•	any vacancy on the board of directors or any newly created directorship may be filled by the remaining directors then in office, though less than a quorum; and

•	our shareholders have no cumulative voting rights, which means that the holders of shares of our common stock entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

Our articles of incorporation provide that we may merge or consolidate with another corporation or dispose of all or substantially all of our assets only by obtaining the approval of not less than 66 2/3% of the aggregate voting power of our outstanding stock entitled to vote. However, if any shareholder is a controlling shareholder by owning more than 20% of the voting power of our outstanding stock, then in order for us to merge, consolidate or dispose of all or substantially all of our assets, we must:

•	obtain the approval of not less than 80% of the aggregate voting power of our outstanding stock, which must include at least 50% of the voting power held by shareholders who are not controlling shareholders; or

•	our board of directors must unanimously approve the merger, consolidation or disposal of assets prior to the controlling shareholder’s acquisition of 20% of the voting power of our outstanding stock.

Statutory Provisions

Section 351.459 of the General and Business Corporation Law of Missouri imposes a five-year prohibition on business combinations between certain Missouri corporations and an interested shareholder. An interested shareholder is a shareholder beneficially owning 20% or more of the voting stock of the Missouri corporation or who is an affiliate or associate of the Missouri corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of 20% or more of the voting stock of the Missouri corporation.

The five-year prohibition does not apply if the business combination or the stock acquisition in which the interested shareholder became such is approved by the board of directors of the corporation on or prior to the stock acquisition date. Even after the expiration of the five-year period, business combinations between the Missouri corporation and the interested shareholder are prohibited except for the following business combinations:

•	where the board approves the business combination or the stock acquisition by the interested shareholder prior to the stock acquisition date;

•	a business combination approved by holders of a majority of the voting stock not beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date; and

•	any business combination in which the consideration is required to be paid to all shareholders is at least (1) the highest price paid by the interested shareholder for shares within the previous five-year period or (2) the current market value of the shares, whichever is greater, plus interest and less dividends paid on such shares since the valuation date.

Section 351.407 of the General and Business Corporation Law of Missouri provides for limited voting rights for persons making a control share acquisition, which is the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to control shares, which are the number of issued and outstanding shares of the corporation, which would entitle the holder to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

•	one-fifth or more but less than one-third of all voting power;

•	one-third or more but less than a majority of all voting power; or

•	a majority of all voting power.

Shares of a corporation held for more than ten years are not deemed to be control shares. There are several exceptions to the control share acquisition statute, including an exception for an acquisition pursuant to a merger or consolidation. Control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the holders of a majority of the shares entitled to vote of the issuing public corporation.

A Missouri corporation may opt out of Section 351.407 by amending its articles of incorporation. Our articles of incorporation do not contain such a provision. Therefore, we are subject to the control share acquisition statute.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2006	Fiscal Year Ended
		Dec 31, 2005	Jan 1, 2005	Jan 3, 2004	Dec 28, 2002	Dec 29, 2001
Ratio of Earnings to Fixed Charges(1)	11.9	14.5	13.2	10.6	9.5	7.1

(1)	Earnings is the sum of income before taxes from continuing operations and fixed charges. Fixed charges consists of interest expense on indebtedness and an approximation of interest included in rental expense.

During the periods presented in the table above, no preferred shares were outstanding.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Thompson Coburn LLP, St. Louis, Missouri, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Richard J. Jaudes, is a director of Baldor and is a partner at Thompson Coburn LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Baldor Electric Company and Affiliates’ consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 as set forth in their reports, which are incorporated by reference in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Power Systems Group of Rockwell Automation, Inc. as of September 30, 2006 and 2005 and for each of the three years in the period ended September 30, 2006 incorporated in this prospectus by reference from the Current Report on Form 8-K of Baldor Electric Company dated January 8, 2007 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123R, Share-Based Payment and of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations), which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

	Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		1,000,000
Accounting fees and expenses		300,000
Stock exchange listing fees		150,000
Blue sky fees		10,000
Printing fees		200,000
Rating agency fees		1,500,000
Trustee’s fees and expenses		50,000
Miscellaneous		100,000

Total		$3,310,000	**

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	Based on estimated amounts and excludes SEC registration fee.

Item 15. Indemnification of Directors and Officers

Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

Article Ten of the Articles of Incorporation of the Company provides that to the fullest extent permitted by Missouri law, its directors and officers are to be indemnified by the Company.

Pursuant to directors’ and officers’ liability insurance policies, with total annual limits of $15 million, the Company’s directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Company, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company or a subsidiary of the Company.

The forms of underwriting agreements also provide for indemnification by the underwriters of the Company’s officers and directors for certain liabilities under the Securities Act of 1933.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. The certificate of incorporation of each of Baldor Sub 1, Inc., Baldor Sub 2, Inc. and Baldor Sub 3, Inc. (collectively, the “Guarantor Subsidiaries”) contains such a provision.

Article Sixth of the certificate of incorporation of each of the Guarantor Subsidiaries provides that to the fullest extent permitted by Delaware law, its directors and officers are to be indemnified by each of the Guarantor Subsidiaries.

Item 16. Exhibits

Exhibit No	Description
1.1*	Form of Underwriting Agreement related to debt securities, preferred stock and common stock
3.1	Articles of Incorporation (as restated and amended) of Baldor Electric Company, effective May 2, 1998, filed as Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 4, 1998
3.2	Bylaws of Baldor Electric Company (as amended), filed as Exhibit 99 to the Registrant’s Current Report on Form 8-K dated November 2, 2006
4.1	Form of Indenture, to be entered into between Baldor Electric Company and Wells Fargo Bank, National Association, as trustee
4.2*	Form of Note with respect to each particular series of Notes issued hereunder
4.3*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder
4.4

Rights Agreement, dated May 6, 1998, between Baldor Electric Company and Wachovia Bank of North Carolina, N.A. (formerly Wachovia Bank & Trust Company, N.A.), as Rights Agent, originally filed as Exhibit 1 to the Registrant’s Current Report on Form 8-K dated May 13, 1988, and refiled as Exhibit 4(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994

Exhibit No	Description
4.5	Amendment Number 1 to the Rights Agreement, dated February 5, 1996, filed as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A/A dated March 21, 1996
4.6	Amendment Number 2 to the Rights Agreement, dated June 1, 1999, filed as Exhibit 4(i)(c) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 3, 1999
5.1	Opinion of Thompson Coburn LLP
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm—Ernst & Young LLP
23.2	Consent of Deloitte & Touche LLP (with respect to Power Systems Group)
23.3	Consent of Thompson Coburn LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, the trustee under the Indenture

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Smith, State of Arkansas, on the 8th day of January, 2007.

Baldor Electric Company

By:	/S/ RONALD E. TUCKER
Name:	Ronald E. Tucker
Title:	President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

The individuals whose signatures appear below constitute and appoint John A. McFarland, Ronald E. Tucker and Edward L. Ralston, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/S/ JOHN A. MCFARLAND John A. McFarland	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	January 8, 2007

/S/ RONALD E. TUCKER Ronald E. Tucker	President, Chief Financial Officer and Secretary (Principal Financial Officer) (Principal Accounting Officer)	January 8, 2007

/S/ JEFFERSON W. ASHER, JR. Jefferson W. Asher, Jr.	Director	January 8, 2007

/S/ MERLIN J. AUGUSTINE, JR. Merlin J. Augustine, Jr.	Director	January 8, 2007

/S/ RICHARD E. JAUDES Richard E. Jaudes	Director	January 8, 2007

/S/ JEAN A. MAULDIN Jean A. Mauldin	Director	January 8, 2007

/S/ ROBERT J. MESSEY Robert J. Messey	Director	January 8, 2007

/S/ ROBERT L. PROOST Robert L. Proost	Director	January 8, 2007

/S/ R. L. QUALLS R. L. Qualls	Director	January 8, 2007

/S/ BARRY K. ROGSTAD Barry K. Rogstad	Director	January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Baldor Sub 1, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Smith, State of Arkansas, on the 8th day of January, 2007.

Baldor Sub 1, Inc.

By:	/S/ RONALD E. TUCKER
Name:	Ronald E. Tucker
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

The individuals whose signatures appear below constitute and appoint John A. McFarland, Ronald E. Tucker and Edward L. Ralston, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/S/ JOHN A. MCFARLAND John A. McFarland	Chief Executive Officer (Principal Executive Officer)	January 8, 2007

/S/ RONALD E. TUCKER Ronald E. Tucker	President, Chief Financial Officer and Director (Principal Financial Officer) (Principal Accounting Officer)	January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Baldor Sub 2, Inc., a Delaware Corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Smith, State of Arkansas, on the 8th day of January, 2007.

Baldor Sub 2, Inc.

By:	/S/ RONALD E. TUCKER
Name:	Ronald E. Tucker
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

The individuals whose signatures appear below constitute and appoint John A. McFarland, Ronald E. Tucker and Edward L. Ralston, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/S/ JOHN A. MCFARLAND John A. McFarland	Chief Executive Officer (Principal Executive Officer)	January 8, 2007

/S/ RONALD E. TUCKER Ronald E. Tucker	President, Chief Financial Officer and Director (Principal Financial Officer) (Principal Accounting Officer)	January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Baldor Sub 3, Inc., a Delaware Corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Smith, State of Arkansas, on the 8th day of January, 2007.

Baldor Sub 3, Inc.

By:	/S/ RONALD E. TUCKER
Name:	Ronald E. Tucker
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

The individuals whose signatures appear below constitute and appoint John A. McFarland, Ronald E. Tucker and Edward L. Ralston, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/S/ JOHN A. MCFARLAND John A. McFarland	Chief Executive Officer (Principal Executive Officer)	January 8, 2007

/S/ RONALD E. TUCKER Ronald E. Tucker	President, Chief Financial Officer and Director (Principal Financial Officer) (Principal Accounting Officer)	January 8, 2007

INDEX TO EXHIBITS

Exhibit No	Description
1.1*	Form of Underwriting Agreement related to debt securities, preferred stock and common stock
3.1	Articles of Incorporation (as restated and amended) of Baldor Electric Company, effective May 2, 1998, filed as Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 4, 1998
3.2	Bylaws of Baldor Electric Company (as amended), filed as Exhibit 99 to the Registrant’s Current Report on Form 8-K dated November 2, 2006
4.1	Form of Indenture, to be entered into between Baldor Electric Company and Wells Fargo Bank, National Association, as trustee
4.2*	Form of Note with respect to each particular series of Notes issued hereunder
4.3*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder
4.4

Rights Agreement, dated May 6, 1998, between Baldor Electric Company and Wachovia Bank of North Carolina, N.A. (formerly Wachovia Bank & Trust Company, N.A.), as Rights Agent, originally filed as Exhibit 1 to the Registrant’s Current Report on Form 8-K dated May 13, 1988, and refiled as Exhibit 4(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994

4.5	Amendment Number 1 to the Rights Agreement, dated February 5, 1996, filed as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A/A dated March 21, 1996
4.6	Amendment Number 2 to the Rights Agreement, dated June 1, 1999, filed as Exhibit 4(i)(c) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 3, 1999

5.1	Opinion of Thompson Coburn LLP

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm—Ernst & Young LLP

23.2	Consent of Deloitte & Touche LLP (with respect to Power Systems Group)

23.3	Consent of Thompson Coburn LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank National Association, the trustee under the Indenture

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.